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                                                                 EXHIBIT 10.52.1

                                LETTER AGREEMENT

         This LETTER AGREEMENT ("Agreement") dated effective as of January 17, 2002 is by and between COLORADO MEDTECH, INC., a Colorado corporation ("CMED") and Eastside Properties, LLC, a Colorado limited liability company ("Landlord") to confirm the following agreement between CMED and Landlord (collectively, the "Parties").

1. Upon the execution of that certain Lease ("Lease") by and between Landlord and CMED for those certain Premises located at 4801 N. 63rd Street, Boulder, Colorado 80301 (the "Property"), and Landlord's acquisition of the Property, Landlord agrees to commence and diligently pursue obtaining the approval from the applicable governmental authorities (the "Governmental Approvals") for Landlord's construction of an additional 50,000 square foot two-story building on the Property (the "Building").

2. Upon obtaining the Governmental Approvals, Landlord agrees to commence construction of the Building and to diligently prosecute the completion of the Building.

3. Upon Landlord's completion of the Building, as evidenced by a certificate of occupancy or other applicable governmental sign off, CMED agrees to lease the Building from Landlord on the following terms and conditions:

                  a. CMED shall pay to Landlord, base rent for the Building in the amount of $12.00 per square foot (including the tenant improvement allowance), plus Operating Expenses as defined in the Lease;

                  b. Landlord's allowance for tenant improvements in the Building shall be $25.00 per square foot and any increase or decrease utilized by CMED shall be paid pursuant to Section 32.a of the Lease;

                  c. The reserves, as set forth in Paragraph 7.l of the Lease shall be increased by an amount equal to $0.50 per square foot;

                  d. Landlord's landscaping obligations pursuant to Paragraph 33 of the Lease shall be abated in the area of the Building until such time as the Building is completed;

                  e. The term of the lease for the Building shall be ten (10) years and the Term of the Lease shall be modified to expire ten (10) years following the commencement of the lease for the Building.

                  f. Tenant shall deposit with Landlord a Security Deposit for the Building in the amount of Thirty Thousand and No/100 Dollars ($30,000.00).



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4. Landlord and CMED shall execute an amendment to the Lease which shall provide that Landlord shall lease the Building to CMED on the terms and conditions of the Lease, except as specifically modified herein.

5. Not later than March 10, 2002, Landlord shall deliver to CMED evidence of approval, pursuant to Section 9-8-4, Boulder Revised Code 1981, of one (1) six-month extensions for the Corporate Place Site Review ("Evidence of Approval"). In the event Landlord fails to deliver the Evidence of Approval by March 10, 2002, CMED may terminate this Agreement and the Lease, whereon Landlord shall reimburse Tenant for all out of pocket architectural and engineering fees and expenses Tenant incurred in connection with the design and build-out of the Premises, as defined in the Lease (but, not to exceed $25,000), and the Parties shall have no further obligations to each other.

6. Notwithstanding anything herein to the contrary, Landlord shall complete all construction of the Building, including any tenant improvements therein, not later than eighteen (18) months from the date of this Agreement, subject to Force Majeure and Tenant Delay as such terms are defined in the Lease.

7. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together, shall constitute a whole. It shall be fully executed when each party whose signature is required has signed at least one counterpart notwithstanding that all Parties have not executed the same counterpart. The Parties agree that signatures transmitted by facsimile shall be binding as if they were original signatures.

                  IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals as of the day and year first above written.

                                       CMED:

                                       Colorado MEDTech, Inc.,
                                       a Colorado corporation

                                       By: /s/ Gregory A. Gould
                                          ---------------------
                                       Name: Gregory A. Gould
                                       Title: CFO


                                       LANDLORD:

                                       Eastside Properties, LLC,
                                       a Colorado limited liability company

                                       By: /s/ Steven P. Chrisman
                                          -----------------------
                                          Steven P. Chrisman, Manager



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